EXHIBIT 99

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(a Delaware Limited Liability Company)

STATEMENTS OF FINANCIAL CONDITION

(unaudited)

	June 30,	December 31,
	2009	2008
ASSETS:

Cash	$47,288,454	$36,548
Accrued Interest Recievable	28,841	—
Investment in Portfolio Funds (Cost $693,018,030 at 2009 and $614,639,346 at 2008)	723,425,334	701,122,301
Due from Managers	944	—
Receivable from Portfolio Fund	—	22,935

TOTAL ASSETS	$770,743,573	$701,181,784

LIABILITIES AND MEMBERS’ CAPITAL:
LIABILITIES:
Sponsor fee payable	$1,209,434	$1,018,265
Redemptions payable	6,756,358	21,004,290
Other	64,910	461,141

Total liabilities	8,030,702	22,483,696

MEMBERS’ CAPITAL:
Members’ Interest (648,186,814 Units and 532,683,079 Units outstanding, unlimited Units authorized)	762,712,871	678,698,088
Total members’ capital	762,712,871	678,698,088

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$770,743,573	$701,181,784

NET ASSET VALUE PER UNIT (SEE NOTE 4)

See notes to financial statements.

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(a Delaware Limited Liability Company)

STATEMENTS OF OPERATIONS

(unaudited)

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
TRADING PROFIT (LOSS):

Realized	$2,467,088	$—	$2,467,823	$59,031
Change in unrealized, net	(30,209,096)	28,052,291	(56,073,962)	41,635,179

Total trading profit (loss)	(27,742,008)	28,052,291	(53,606,139)	41,694,210

INVESTMENT INCOME:
Interest	29,631	75,127	37,073	77,531

EXPENSES:
Sponsor fee	3,551,089	1,382,240	6,814,212	2,062,530
Other	98,649	162,346	276,337	545,590
Total expenses	3,649,738	1,544,586	7,090,549	2,608,120

NET INVESTMENT INCOME (LOSS)	(3,620,107)	(1,469,459)	(7,053,476)	(2,530,589)

NET INCOME (LOSS)	$(31,362,115)	$26,582,832	$(60,659,615)	$39,163,621

NET INCOME (LOSS) PER UNIT:

Weighted average number of Units outstanding
Class A**	63,876,988	16,746,116	57,210,267	11,724,200
Class C*	404,899,308	154,464,636	379,798,108	117,093,678
Class D	25,297,946	24,517,703	28,952,960	20,823,339
Class I*	66,425,628	41,200,934	63,512,612	33,086,451
Class D1***	35,748,383	14,008,975	34,101,840	9,503,371
Class DA****	45,821,817	—	48,189,767	—

Net income (loss) per weighted average Unit
Class A**	$(0.0464)	$0.1026	$(0.0965)	$0.1929
Class C*	$(0.0515)	$0.1025	$(0.1052)	$0.1948
Class D	$(0.0484)	$0.1247	$(0.0939)	$0.2366
Class I*	$(0.0483)	$0.0999	$(0.0974)	$0.2056
Class D1***	$(0.0432)	$0.1324	$(0.0870)	$0.2484
Class DA****	$(0.0361)	$—	$(0.0709)	$—

*Units issued June 1, 2007.

** Units issued on July 1, 2007.

*** Units issued on July 1, 2007 and Class D1 was previously known as Class D-SD.

**** Units issued on December 1, 2008.

See notes to financial statements.

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(a Delaware Limited Liability Company)

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL

For the six months ended June 30, 2009 and 2008

(unaudited in Units)

	Members’ Capital December 31, 2007	Subscriptions	Redemptions	Members’ Capital June 30, 2008	Members’ Capital December 31, 2008	Subscriptions	Redemptions	Members’ Capital June 30, 2009
Class A**	5,078,646	17,890,903	(2,710,871)	20,258,678	43,411,942	29,378,781	(6,332,948)	66,457,775
Class C*	69,888,701	133,450,969	(24,047,852)	179,291,818	317,357,227	133,881,500	(35,581,512)	415,657,215
Class D	16,803,705	11,022,530	(644,127)	27,182,108	34,878,314	—	(15,638,873)	19,239,441
Class I*	14,757,114	29,721,479	(1,579,351)	42,899,242	53,200,108	24,909,087	(13,034,453)	65,074,742
Class D1***	4,990,154	14,765,382	—	19,755,536	31,040,046	8,454,565	(1,582,722)	37,911,889
Class DA****	—	—	—	—	52,795,442	—	(8,949,690)	43,845,752

Total Members’ Units	111,518,320	206,851,263	(28,982,201)	289,387,382	532,683,079	196,623,933	(81,120,198)	648,186,814

*Units issued June 1, 2007.

** Units issued on July 1, 2007.

*** Units issued on July 1, 2007 and Class D1 was previously known as Class D-SD.

**** Units issued on December 1, 2008.

See notes to financial statements.

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(a Delaware Limited Liability Company)

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL

For the six months ended June 30, 2009 and 2008

(unaudited)

	Members’ Capital December 31, 2007	Subscriptions	Redemptions	Net Income (Loss)	Members’ Capital June 30, 2008	Members’ Capital December 31, 2008	Subscriptions	Redemptions	Net Income (Loss)	Members’ Capital June 30, 2009
Class A**	$5,217,419	$20,214,417	$(3,053,721)	$2,261,936	$24,640,051	$54,529,667	$35,638,288	$(7,549,705)	$(5,518,981)	$77,099,269
Class C*	74,531,573	154,755,299	(26,883,355)	22,809,551	225,213,068	409,646,343	167,504,515	(44,147,220)	(39,919,611)	493,084,027
Class D	19,442,860	14,023,255	(848,637)	4,927,142	37,544,620	50,152,681	—	(21,718,952)	(2,661,894)	25,771,835
Class I*	15,867,209	33,883,944	(1,844,255)	6,803,972	54,710,870	70,208,485	31,981,356	(16,526,680)	(6,178,416)	79,484,745
Class D1***	5,165,016	16,865,338	—	2,361,020	24,391,374	39,876,273	10,437,901	(2,025,884)	(2,965,070)	45,323,220
Class DA****	—	—	—	—	—	54,284,639	—	(8,919,221)	(3,415,643)	41,949,775

Total Members’ Interest	$120,224,077	$239,742,253	$(32,629,968)	$39,163,621	$366,499,983	$678,698,088	$245,562,060	$(100,887,662)	$(60,659,615)	$762,712,871

*Units issued June 1, 2007.

** Units issued on July 1, 2007.

*** Units issued on July 1, 2007 and Class D1 was previously known as Class D-SD.

**** Units issued on December 1, 2008.

See notes to financial statements.

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(a Delaware Limited Liability Company)

FINANCIAL DATA HIGHLIGHTS

FOR THE THREE MONTHS ENDED JUNE 30, 2009

	2009	2009	2009	2009	2009	2009
	Class A	Class C	Class D	Class I	Class D1	Class DA*

Per Unit Operating Performance:

Net asset value, beginning of period	$1.2081	$1.2385	$1.3898	$1.2708	$1.2403	$0.9927

Realized and change in unrealized trading profit (loss)	(0.0434)	(0.0444)	(0.0499)	(0.0456)	(0.0446)	(0.0357)
Brokerage commissions	—	—	—	—	—	—
Interest income	0.0000	0.0000	0.0001	0.0000	0.0000	0.0000
Expenses	(0.0046)	(0.0078)	(0.0005)	(0.0038)	(0.0002)	(0.0002)

Net asset value, end of period	$1.1601	$1.1863	$1.3395	$1.2214	$1.1955	$0.9568

Total Return:

Total return before Performance fees	-3.98%	-4.22%	-3.62%	-3.88%	-3.62%	-3.62%
Performance fees	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Total return after Performance fees	-3.98%	-4.22%	-3.62%	-3.88%	-3.62%	-3.62%

Ratios to Average Members’ Capital:

Expenses (excluding Performance fees)	0.40%	0.65%	0.03%	0.30%	0.03%	0.03%
Performance fees	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Expenses (including Performance fees)	0.40%	0.65%	0.03%	0.30%	0.03%	0.03%

Net investment income (loss)	-0.40%	-0.64%	-0.02%	-0.30%	-0.02%	-0.02%

*Units issued December 1, 2008

See notes to financial statements.

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(a Delaware Limited Liability Company)

FINANCIAL DATA HIGHLIGHTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

The following per Unit data and ratios have been derived from information provided in the financial statements.

	2009	2009	2009	2009	2009	2009
	Class A	Class C	Class D	Class I	Class D1	Class DA*

Per Unit Operating Performance:

Net asset value, beginning of period	$1.2561	$1.2908	$1.4379	$1.3197	$1.2847	$1.0282

Realized and change in unrealized trading profit (loss)	(0.0864)	(0.0886)	(0.0976)	(0.0909)	(0.0887)	(0.0710)
Brokerage commissions	—	—	—	—	—	—
Interest income	0.0001	0.0001	0.0001	0.0001	0.0001	0.0000
Expenses	(0.0097)	(0.0160)	(0.0009)	(0.0075)	(0.0006)	(0.0004)

Net asset value, end of period	$1.1601	$1.1863	$1.3395	$1.2214	$1.1955	$0.9568

Total Return:

Total return before Performance fees	-7.64%	-8.11%	-6.95%	-7.46%	-6.95%	-6.95%
Performance fees	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Total return after Performance fees	-7.64%	-8.11%	-6.95%	-7.46%	-6.95%	-6.95%

Ratios to Average Members’ Capital:

Expenses (excluding Performance fees)	0.80%	1.29%	0.05%	0.60%	0.05%	0.05%
Performance fees	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Expenses (including Performance fees)	0.80%	1.29%	0.05%	0.60%	0.05%	0.05%

Net investment income (loss)	-0.79%	-1.29%	-0.05%	-0.59%	-0.05%	-0.05%

*Class DS and was previously known as Class D-SM.

**Class DT was previously known as Class D-TF.

See notes to financial statements.

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(a Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

(unaudited)

1.               SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ML Systematic Momentum FuturesAccess LLC (the “Fund”) was organized under the Delaware Limited Liability Company Act on March 8, 2007 and commenced trading activities on April 1, 2007. The Fund issues new units of limited liability company interest (“Units”) at Net Asset Value per Unit as of the beginning of each calendar month.

Merrill Lynch Alternative Investments LLC (“MLAI”) is the sponsor (“Sponsor”) and manager (“Manager”) of the Fund. MLAI is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. (“Merrill Lynch”).  Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), a wholly-owned subsidiary of Merrill Lynch, is the Fund’s commodity broker. On September 15, 2008, Merrill Lynch entered into an Agreement and Plan of Merger (as amended by Amendment No. 1 dated as of October 21, 2008, the “Merger Agreement”) with Bank of America Corporation (“Bank of America”). Pursuant to the Merger Agreement, on January 1, 2009, a wholly-owned subsidiary of Bank of America merged with and into Merrill Lynch, with Merrill Lynch continuing as the surviving corporation and a subsidiary of Bank of America.

In the opinion of management, these interim financial statements contain all adjustments necessary for a fair statement of the financial position of the Fund as of June 30, 2009, and the results of its operations for the three and six months ended June 30, 2009 and 2008. However, the operating results for the interim period may not be indicative of the results for the full year.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted.  These financial statements should be read in conjunction with the financial statements and notes thereto included in the Fund’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2008.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Certain prior year items have been reclassified to conform to the current year presentation.

2.               INVESTMENTS IN UNDERLYING FUNDS

The seven funds (each a “Portfolio Fund” and collectively “Portfolio Funds”) in which the Fund is invested as of June 30, 2009 are: ML Altis FuturesAccess LLC (“Altis”), ML Aspect FuturesAccess LLC (“Aspect”), ML Chesapeake FuturesAccess LLC (“Chesapeake”), ML Blue Trend FuturesAccess LLC (“Blue Trend”), ML John Locke FuturesAccess LLC (“John Locke”) ML Transtrend DTP Enhanced FuturesAccess LLC (“Transtrend”)  and ML Winton FuturesAccess LLC (“Winton”). Effective May 31, 2009, GSA was liquidated and the Fund no longer invests in GSA. The Sponsor reallocated the liquidation proceeds among the existing Portfolio Funds. MLAI, in its discretion may, change the Portfolio Funds at any time. MLAI, also at its discretion may vary the percentage of the Fund’s total portfolio allocated to the different Portfolio Funds. There is no pre-established range for the minimum and maximum allocations that may be made to any given Portfolio Fund.

At June 30, 2009 Investments in Portfolio Funds at fair value are as follows:

	Percentage of Members’ Capital	Fair Value
Chesapeake	10.17%	77,594,808
Transtrend	18.25%	139,208,867
Altis	13.04%	99,493,296
Winton	18.31%	139,665,636
Aspect	9.48%	72,289,793
John Locke	18.54%	141,382,052
BlueTrend	7.05%	53,790,882
GSA (a)	0.00%	—
	94.84%	$723,425,334

Total Investments in Portfolio Funds at Fair Value (Cost $693,018,030)

(a) In May, the GSA Portfolio was liquidated and Systematic Momentum no longer invests in the GSA Portfolio.

At December 31, 2008, Investments in Portfolio Funds at fair value are as follows:

	Percentage of Members’ Capital	Fair Value
Chesapeake	10.43%	70,779,579
Transtrend	16.47%	111,765,499
Altis	13.77%	93,483,991
Winton	16.36%	111,014,511
Aspect	10.45%	70,896,651
John Locke	15.40%	104,525,135
BlueTrend	7.22%	48,989,192
GSA	13.21%	89,667,743
	103.31%	$701,122,301

Total Investments in Portfolio Funds at Fair Value (Cost $614,639,346)

3.               FAIR VALUE OF INVESTMENTS

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurement (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Fund adopted FAS 157 as of January 1, 2008. The adoption of FAS 157 did not have a material impact on the Fund’s financial statements.

Fair value of an investment is the amount that would be received to sell the investment in an orderly transaction between market participants at measurement date (i.e. the exit price). Purchase and sale of investments is recorded on a trade date basis. Realized gains and losses on investments is recognized when the investments are sold. Any change in net unrealized gain or loss from the preceding period is reported on the Statement of Operations.

FAS 157 established a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments measured and reported at fair value are classified and disclosed in one of the following categories:

Level I — Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I are publicly traded investments.

Level II — Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of generally accepted and understood models or other valuation methodologies. Investments which are generally included in this category are investments valued using market data.

Level III — Pricing inputs are unobservable including the Fund’s own assumptions in determining the fair value of investments.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Sponsor’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

Following is a description of the valuation methodologies used for investments, as well as the general classification of such investments pursuant to the valuation hierarchy.

Investments in other investment companies are valued using the net asset value reported by the investment company which management believes approximates fair value. These net asset values are the prices used to execute trades with these investment companies.  If appropriate, adjustments to the reported net asset value may be made based on various factors, including, but not limited to, the attributes of the interest held, including the rights and obligations, and any restrictions or illiquidity.

Although there are monthly transactions in these investment company interests, the Net Asset Value’s (“NAV”) are materially based on portfolios of Level I and Level II assets and liabilities for which the Fund has transparency.  As such, the Fund determined that its investments in these investment companies in this case, would be classified as Level II.

The following table summarizes the valuation of the Fund’s investment by the above FAS 157 fair value hierarchy levels as of December 31, 2008 and June 30, 2009:

	Total	Level I	Level II	Level III
Investment in Portfolio Funds

December 31, 2008	$701,122,301	N/A	$701,122,301	N/A

June 30, 2009	$723,425,334	N/A	$723,425,334	N/A

The Fund adopted Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“FAS 161”) as of January 1, 2009 which requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. FAS 161 only expands the disclosure requirements for derivative instruments and related hedging activities and has no impact on Statement of Financial Condition or Statement of Operations and Members’ Capital. As the Fund invests only in other Portfolio Funds, it does not have any direct investments in derivative instruments.

4.               NET ASSET VALUE PER UNIT

In conformity with U.S. GAAP, the Fund amortizes over a twelve-month period the initial offering costs for purposes of determining Net Asset Value. The Net Asset Value per Unit of the different Classes at June 30, 2009 and December 31, 2008 are as follows:

June 30, 2009

Net Asset Value per Unit
Class A	$1.1601
Class C	1.1863
Class D	1.3395
Class I	1.2214
Class D1	1.1955
Class DA	0.9568

December 31, 2008

Net Asset Value per Unit
Class A	$1.2561
Class C	1.2908
Class D	1.4379
Class I	1.3197
Class D1	1.2847
Class DA	1.0282

5.               MARKET, CREDIT AND CONCENTRATION RISKS

The nature of this Fund has certain risks, which cannot be presented on the financial statements.  Additionally, the Fund invests in other commodity funds with similar market risk as mentioned below.  The following summarizes some of those risks.

Market Risk

Derivative instruments involve varying degrees of market risk.  Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in Net unrealized profit (loss) on such derivative instruments as reflected in the Statements of Financial Condition of the Portfolio Funds.  The Fund’s exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Portfolio Funds as well as the volatility and liquidity of the markets in which the derivative instruments are traded. Investments in foreign markets may also entail legal and political risks.

Credit Risk

The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange.  In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

The credit risk associated with these instruments from counterparty nonperformance is the Net unrealized profit, if any, included in the Statements of Financial Condition of the Portfolio Funds. The Portfolio Funds attempt to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

The Portfolio Funds, in their normal course of business, enter into various contracts, with MLPF&S acting as their commodity broker.  Pursuant to the brokerage arrangement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in Equity in commodity futures trading accounts in the Statements of Financial Condition of the Portfolio Funds.

Concentration Risk

The Fund’s investments in the Portfolio Funds are subject to the market and credit risk of the Portfolio Funds. Because the majority of the Fund’s capital is invested in the Portfolio Funds, any changes in the market conditions that would adversely affect the Portfolio Funds could significantly impact the solvency of the Fund.

6.               RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“FAS 162”). FAS 162 identifies the sources of accounting principles and the framework for selecting the accounting principles used in preparing financial statements of nongovernmental entities that are presented in conformity with U.S. GAAP. Currently, U.S. GAAP hierarchy is provided in the American Institute of Certified Public Accountants U.S. Auditing Standards (“AU”) Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles” (“AU Section 411”). FAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU Section 411. The Fund does not expect the adoption of FAS 162 to have an impact on its financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (FSP 157-4). FSP 157-4 provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. The FSP emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. The FSP also contains enhanced disclosure requirements whereby fair value disclosures as well as certain disaggregated information will be disclosed. The Fund does not expect the adoption of FSP 157-4 to have an impact on its financial statements.

In June 2008, the FASB issued Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification and “The Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162” (“FAS 168”).  FAS 168 identifies the sources of accounting principles and the framework for selecting the accounting principles used in preparing financial statements of nongovernmental entities that are presented in conformity with U.S. GAAP.  FAS 168 will be effective for financial statements that cover interim and annual periods ending after September 15, 2009.  The Fund does not expect the adoption of FAS 168 to have an impact on our financial statements

FASB issued Statement of Financial Accounting Standards Statement No. 165, Subsequent Events (“FAS 165”), which is effective for interim and annual periods ending after June 15, 2009.  FAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Fund has performed an evaluation of subsequent events, as defined under FAS 165, through August 14, 2009, which is the date the financial statements were issued, and determined that there are no subsequent events that are required to be adjusted to, or disclosed in, the financial statements other than those disclosed in the subsequent event section in Note 7.

7.               SUBSEQUENT EVENT

The following subsequent event occurred that requires disclosure under FAS 165.

1. Effective as of August 13, 2009, Paul Morton resigned as a Chief Executive Officer and President of MLAI and resigned as a member of MLAI’s Board of Managers.

2. Effective as of August 13, 2009, Thomas W. Lee resigned as a Vice President of MLAI and resigned as a member of MLAI’s Board of Managers.

3. Effective as of August 13, 2009, Justin C. Ferri, a Vice President and a member of MLAI’s Board of Managers, became the Chief Executive Officer and President of MLAI. He continues to serve as a member of MLAI’s Board of Managers, a position which he held prior to his appointment as the Chief Executive Officer and President.

4. Effective as of August 13, 2009, Deann Morgan, a Vice President of MLAI, became a member of MLAI’s Board of Managers. She continues to serve as a Vice President of MLAI, a position which she held prior to her appointment as a member of MLAI’s Board of Managers.